UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 6, 2005

                              GREEN MT. LABS., INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           NEVADA                      000-50542               82-0497807
---------------------------          -------------         -------------------
State or other jurisdiction          (Commission             (IRS Employer
       of incorporation)              File Number)         Identification No.)

           19 East 200 South, Suite #1080, Salt Lake City, Utah 84111
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (801) 322-3401

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


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                                    FORM 8-K

Section 1 - Registrant's Business and Operations

Item 1.01     Entry into a Material Definitive Agreement
---------     ------------------------------------------

     On June 3, 2005, Green Mt. Labs., Inc. finalized an agreement to acquire Hydrogen Engine Center, Inc., an Iowa corporation ("HECI"). The acquisition is being facilitated by merging our newly created, wholly-owned subsidiary, Green Mt. Acquisitions, Inc., with and into HECI with HECI being the surviving entity. As a result of the transaction, HECI will become our wholly-owned subsidiary.

     On July 6, 2005, we revised certain terms of the proposed acquisition and, accordingly, executed a revised and amended agreement and plan of merger. The revised agreement provides for effecting a 3.8 shares for 1 share forward stock split of our issued and outstanding common stock, instead of the previously announced 1.5 shares for 1 share split. The revised forward stock split will increase our outstanding shares of common stock from 1,006,000 shares to approximately 3,822,800 shares, or approximately 19% of the total outstanding shares following consummation of the acquisition.

     The revised agreement also provides for the issuance of 16,297,200 shares of our post-split common stock to the sole stockholder of HECI in exchange for 100% of HECI's outstanding capital stock. These shares will represent approximately 81% of our total outstanding shares (post-split) following the transaction. Under the revised agreement, no other shares will be issued in connection with the acquisition. We also intend to raise funds privately to finance the ongoing operations of HECI following the acquisition.

     Our board of directors have approved the execution of the revised agreement with HECI and the revised forward stock split. The effective date of the stock split will be established by the board for a date immediately prior to the effective date of the merger agreement with HECI. We expect the acquisition of HECI to be finalized on or about August 15, 2005.

     Following the merger transaction, we will assume all of the operations, assets and liabilities of HECI. HECI is a development stage company engaged in designing, developing and manufacturing internal combustion engines that may be fueled either by hydrogen or gasoline for the industrial and power generation markets. HECI has established a process for converting certain Ford internal combustion engines to run efficiently on hydrogen fuel. Hydrogen as a fuel can be readily extracted from water, any hydrocarbon fuel or biomass. HECI expects to file core technology patents covering the use of hydrogen fuel in any internal combustion engine with zero or near zero emissions. HECI management believes that hydrogen engines ultimately developed by HECI may be initially used for two major applications; (i) replacing existing internal combustion engines in airport ground support applications, and (ii) combined with electric generators for power generation systems.

     We have filed with the SEC a preliminary information statement that describes in detail the terms of the acquisition and the business of HECI. We expect to mail the definitive information statement to our stockholders in approximately two weeks.

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Section 9 - Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits
---------     ---------------------------------

     (a) Financial Statements of Business Acquired

              Requisite financial statements and pro forma financial information will be filed following the effective date of the acquisition.

     (b) Pro Forma Financial Information

              See Item 9.01(a) above

     (c) Exhibits

     Exhibit No.    Description

         2.2 Revised and Amended Agreement and Plan of Merger with Hydrogen Engine Center, Inc. and Green Mt. Acquisitions, Inc. (Incorporated by reference to the preliminary information statement filed with the SEC on July 12, 2005).

Notes about Forward-looking Statements

     Statements contained in this Current Report which are not historical facts, including all statements regarding the consummation of the acquisition of assets, may be considered "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and the current economic environment. Green Mt. Labs., Inc. cautions the reader that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     GREEN MT. LABS., INC.



Date:  July 12, 2005             By         /S/ GEOFF WILLIAMS
                                    --------------------------------------------
                                     Geoff Williams
                                     President and Chief Executive Officer

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